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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
C-COR.net Corp.:

We consent to incorporation herein by reference in the registration statement on Form S-3 of C-COR.net Corp. of our report dated May 28, 1999, with respect to the consolidated balance sheets of Convergence.com Corporation as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for the years then ended, which report appears in the Form 8-K/A of C-COR.net Corp. dated July 9, 1999.

KPMG LLP


Atlanta, Georgia
November 8, 1999